UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2018

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On March 15, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following annual base salaries and incentive awards for its executive officers, as set forth below:

Name	Position	Fiscal Year 2018 Base Salary		Stock Options (5)(6)	Change in Control Restricted Stock Units (5)(7)
Phillip P. Chan, MD, PhD	President and Chief Executive Officer	400,000	(1)	117,750	10,300
Vincent J. Capponi	Chief Operating Officer	332,000	(2)	110,350	10,100
Kathleen P. Bloch	Chief Financial Officer	295,000	(3)	93,500	8,800
Eric R. Mortensen	Chief Medical Officer	339,000	(4)	80,000	20,000

(1)	Represents approximately a 5.8% increase in annual base salary; effective as of January 1, 2018.
(2)	Represents approximately a 5.7% increase in annual base salary; effective as of January 1, 2018.
(3)	Represents approximately a 7.3% increase in annual base salary; effective as of January 1, 2018.
(4)	Represents approximately a 2.7% increase in annual base salary; effective as of January 1, 2018.
(5)	Grant date was March 15, 2018.

(6)	The vesting of these stock options is based upon the achievement of the following performance milestones, to be determined in the sole discretion of the Board:

•	35% vest upon achieving 2018 budgeted revenues and not exceeding budgeted operating expenses, based upon metrics as determined by the Board.

•	32.5% vest upon achievement of certain regulatory approval and clinical trial objectives in calendar year 2018, as determined by the Board.

•	17.5% vest upon meeting certain financial and operating goals for calendar year 2018, as determined by the Board.

•	15% vest upon achievement of one or more new or expanded major strategic partnerships in calendar year 2018, as determined by the Board.

(7)	These restricted stock units will be settled into shares of the Company’s common stock upon vesting upon a “Change In Control” of the Company, as defined in the CytoSorbents Corporation 2014 Long-Term Incentive Plan.

The adjustments to base salary described above were made in connection with each such executive officer’s annual performance review. The stock options and restricted stock units were awarded in the discretion of the Compensation Committee under the Company’s 2014 Long-Term Incentive Plan. Each option and restricted stock unit has a 10-year term and each option has a strike price of $7.90, the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer